Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rhythm Pharmaceuticals, Inc. Deferred Compensation Plan (Employees) of our reports dated February 28, 2025 with respect to the consolidated financial statements of Rhythm Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Rhythm Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 16, 2026